

<ARTICLE>  6
<LEGEND>
Note: Prior to the date of this Post-Effective Amendment to the Registration
Statement of Merrill Lynch Institutional Intermediate Fund (the "Fund") on Form
N-1A, under the Securities Act of 1933 and the Investment Company Act of 1940,
each as amended, the Fund did not offer its Class D shares to the public. The financial data schedule for Class D shares of the Fund included in this Exhibit
27(d) treats as Class D shares the shares of the Fund in existence prior to their reclassification at the close of business on February 14, 1997.
</LEGEND>
<CIK>   0000801421
<NAME>  Merrill Lynch Institutional Intermediate Fund
<SERIES>
  <NUMBER> 004
  <NAME>   Class D

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          Oct-31-1996
<PERIOD-START>                             Nov-01-1995
<PERIOD-END>                               Oct-31-1996
<INVESTMENTS-AT-COST>                       47,231,818
<INVESTMENTS-AT-VALUE>                      47,038,780
<RECEIVABLES>                                  511,079
<ASSETS-OTHER>                                  88,239
<OTHER-ITEMS-ASSETS>                                 0
<TOTAL-ASSETS>                              47,638,098
<PAYABLE-FOR-SECURITIES>                             0
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                      356,878
<TOTAL-LIABILITIES>                            356,878
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                    64,143,292
<SHARES-COMMON-STOCK>                        4,883,424
<SHARES-COMMON-PRIOR>                        6,630,902
<ACCUMULATED-NII-CURRENT>                            0
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                   (16,669,034)
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                     (193,038)
<NET-ASSETS>                                47,281,220
<DIVIDEND-INCOME>                                    0
<INTEREST-INCOME>                            4,155,917
<OTHER-INCOME>                                       0
<EXPENSES-NET>                               (564,639)
<NET-INVESTMENT-INCOME>                      3,591,278
<REALIZED-GAINS-CURRENT>                     (976,648)
<APPREC-INCREASE-CURRENT>                      (2,927)
<NET-CHANGE-FROM-OPS>                        2,611,703
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                    3,591,278
<DISTRIBUTIONS-OF-GAINS>                             0
<DISTRIBUTIONS-OTHER>                                0
<NUMBER-OF-SHARES-SOLD>                      3,906,826

<NUMBER-OF-SHARES-REDEEMED>                (5,964,956)
<SHARES-REINVESTED>                            310,652
<NET-CHANGE-IN-ASSETS>                    (17,857,499)
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                 (24,028,833)
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                          231,551
<INTEREST-EXPENSE>                                   0
<GROSS-EXPENSE>                                564,639
<AVERAGE-NET-ASSETS>                        57,887,782
<PER-SHARE-NAV-BEGIN>                             9.82
<PER-SHARE-NII>                                    .61
<PER-SHARE-GAIN-APPREC>                          (.14)
<PER-SHARE-DIVIDEND>                             (.61)
<PER-SHARE-DISTRIBUTIONS>                            0
<RETURNS-OF-CAPITAL>                                 0
<PER-SHARE-NAV-END>                               9.68
<EXPENSE-RATIO>                                    .97
<AVG-DEBT-OUTSTANDING>                               0
<AVG-DEBT-PER-SHARE>                                 0

